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                                                                    EXHIBIT 21.1


                     Subsidiaries of On Command Corporation

                                                   JURISDICTION
                              NAME                OF INCORPORATION
- --------------------------------------------      ----------------

On Command Video Corporation................           Delaware
On Command Development Corporation..........           Delaware
Spectradyne, Inc............................           Delaware